UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: April 1, 2012

STUDIO II BRANDS, INC.

(Exact name of registrant as specified in its charter)

Florida	0-50000	65-0664963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16/F Honest Building 9-11 Leighton Road Causeway Bay, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2890-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.2

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 1, 2012, the Registrant, through its wholly-owned subsidiary, Hippo Lace Limited (“HLL”) entered into an agreement with Sino Wish Limited, a Hong Kong corporation (“Sino Wish”), to terminate the Franchise Agreement between HLL and Sino Wish dated March 1, 2010.  The original franchise agreement was signed by HLL for and on behalf of its affiliate, Legend Sun Limited (“Legend Sun”), and authorized Legend Sun, as  subfranchisor, to grant the right to Sino Wish, as subfranchisee, to operate a café restaurant carrying the name and trademark of Caffé Kenon at Shop # 208-209, Tai Yan Plaza, 181 Johnston Road, Wanchai, Hong Kong for a term of three years commencing from March 1, 2010 to February 28, 2013.  The Franchise Agreement was previously filed with the SEC as Exhibit 10.5 to the Registrant’s report on Form 8-K/A Amendment No. 1, filed on May 13, 2011.

The Registrant made the decision to terminate the franchise agreement after its wholly-owned subsidiary, HLL, acquired all of the issued and outstanding common stock of Sino Wish pursuant to the terms of a Stock Purchase Agreement dated March 29, 2012.  The Stock Purchase Agreement was previously filed with the SEC as Exhibit 10.12 to the Registrant’s report on Form 8-K, filed on April 4, 2012.

As a result of termination of its franchise agreement with HLL, Sino Wish was not required to pay the annual subfranchise fee that otherwise would have been due and payable to Legend Sun in April, 2012.  However, following termination of the franchise agreement with HLL, Sino Wish continued, as a wholly-owned subsidiary of HLL, to operate the same Caffe Kenon coffee shop under the terms of the Supplementary Franchise Agreement between HLL and Sizegenic Holdings Limited dated March 1, 2010.  As a result, HLL was still required to pay Sizegenic Holdings Limited the annual franchise fee due and payable pursuant to the terms of the Supplementary Franchise Agreement for the period from March 1, 2012 February 28, 2013.   The Supplementary Franchise Agreement was previously filed with the SEC as Exhibit 10.4 to the Registrant’s report on Form 8-K/A Amendment No. 1, filed on May 13, 2011.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.

Description

10.12

Termination Agreement dated April 1, 2012, by and between Hippo Lace Limited, a BVI company, as Franchisor and Sino Wish Limited, a Hong Kong company, as Franchisee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STUDIO II BRANDS, INC.

Date: July 3, 2012

/s/ Cheung Ming

By:  Cheung Ming
Its:   President

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